UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously disclosed retirement of Mr. John Richels as President and Chief Executive Officer of Devon Energy Corporation (the “Company”), on September 16, 2015, the long-term incentive awards granted to Mr. Richels in the first quarter of 2015 were prorated to reflect the seven months during 2015 that Mr. Richels served as President and Chief Executive Officer of the Company. These amendments reduce the amount of (i) the 2015 award of shares of performance restricted stock from 70,120 shares to 41,000 shares and (ii) the 2015 award of performance share units from 70,100 units to 41,000 units, in each case effective as of September 16, 2015. The amendments do not otherwise modify the terms of Mr. Richels’ 2015 long-term incentive awards, a description of which can be found in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2015, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

Date: September 21, 2015